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                                                                    EXHIBIT 4.1.
Certificate No.                 Registration Date                  No. of Shares

BIOPROGRESS PLC
(Incorporated in England and Wales under the Companies Act 1985- No. 04617139)


This is to certify that








is/are the registered holder(s) of



Ordinary shares of pound sterling 0.01 each, fully paid, in BioProgress PLC subject to the Memorandum and Articles of Association of the Company.

Given under the Securities Seal of the Company on the date shown above.

No transfer of the shares (or any portion thereof) comprised in this certificate can be registered until this certificate has been lodged with the Company's Registrars: Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU.
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Certificate No.                    Lodging Agent Code

BIOPROGRESS PLC
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To








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Registrars:
Capita Registrars
The Registry,
34 Beckenham Road,
Beckenham, Kent BR3 4TU.
Telephone: 0870 162 3100

Code/Class

Capita Printing & Mailing Services, Kent-BIOPROGRESS 3/03 20016